EXHIBIT 99.2 Randall C. Stuewe, Chairman and CEO Brad Phillips, EVP Chief Financial Officer Melissa A. Gaither, VP IR and Global Communications

2 This presentation contains “forward-looking” statements that are subject to risks and uncertainties that could cause the actual results of Darling Ingredients Inc. (the “Company”) to differ materially from those expressed or implied in the statements. Statements that are not statements of historical facts are forward-looking statements and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as “estimate,” “project,” “planned,” “contemplate,” “potential,” “possible,” “proposed,” “intend,” “believe,” “anticipate,” “expect,” “may,” “will,” “would,” “should,” “could” and similar expressions are intended to identify forward- looking statements. Forward-looking statements are based on the Company’s current expectations and assumptions regarding its business, the economy and other future conditions. The Company cautions readers that any such forward-looking statements it makes are not guarantees of future performance and that actual results may differ materially from anticipated results or expectations expressed in its forward-looking statements as a result of a variety of factors, including many that are beyond the Company’s control. These factors include, among others, existing and unknown future limitations on the ability of the Company's direct and indirect subsidiaries to make their cash flow available to the Company for payments on the Company's indebtedness or other purposes; global demands for bio-fuels and grain and oilseed commodities, which have exhibited volatility, and can impact the cost of feed for cattle, hogs and poultry, thus affecting available rendering feedstock and selling prices for the Company’s products; reductions in raw material volumes available to the Company due to weak margins in the meat production industry as a result of higher feed costs, reduced consumer demand or other factors, reduced volume from food service establishments, or otherwise; reduced demand for animal feed; reduced finished product prices, including a decline in fat and used cooking oil finished product prices; changes to worldwide government policies relating to renewable fuels and greenhouse gas(“GHG”) emissions that adversely affect programs like the U.S. government’s renewable fuel standard, low carbon fuel standards (“LCFS”) and tax credits for biofuels both in the Unites States and abroad; possible product recall resulting from developments relating to the discovery of unauthorized adulterations to food or food additives; the occurrence of 2009 H1N1 flu (initially known as “Swine Flu”), Highly pathogenic strains of avian influenza (collectively known as “Bird Flu”), severe acute respiratory syndrome (“SARS”), bovine spongiform encephalopathy (or "BSE"), porcine epidemic diarrhea ("PED") or other diseases associated with animal origin in the United States or elsewhere, such as the recent African Swine Fever (“ASF”) outbreak in China; unanticipated costs and/or reductions in raw material volumes related to the Company’s compliance with the existing or unforeseen new U.S. or foreign (including, without limitation, China) regulations (including new or modified animal feed, Bird Flu, SARS, PED, BSE or ASF or similar or unanticipated regulations) affecting the industries in which the Company operates or its value added products; risks associated with the DGD Joint Venture, including possible unanticipated operating disruptions and issues relating to the announced expansion project; risks and uncertainties relating to international sales and operations, including imposition of tariffs, quotas, trade barriers and other trade protections imposed by foreign countries; difficulties or a significant disruption in our information systems or failure to implement new systems and software successfully, including our ongoing enterprise resource planning project; risks relating to possible third party claims of intellectual property infringement; increased contributions to the Company’s pension and benefit plans, including multiemployer and employer-sponsored defined benefit pension plans as required by legislation, regulation or other applicable U.S. or foreign law or resulting from a U.S. mass withdrawal event; bad debt write-offs; loss of or failure to obtain necessary permits and registrations; continued or escalated conflict in the Middle East, North Korea, Ukraine or elsewhere; uncertainty regarding the likely exit of the U.K. from the European Union; and/or unfavorable export or import markets. These factors, coupled with volatile prices for natural gas and diesel fuel, climate conditions, currency exchange fluctuations, general performance of the U.S. and global economies, disturbances in world financial, credit, commodities and stock markets, and any decline in consumer confidence and discretionary spending, including the inability of consumers and companies to obtain credit due to lack of liquidity in the financial markets, among others, could cause actual results to vary materially from the forward-looking statements included in this presentation or negatively impact the Company's results of operations. Among other things, future profitability may be affected by the Company’s ability to grow its business, which faces competition from companies that may have substantially greater resources than the Company. The Company’s announced share repurchase program may be suspended or discontinued at any time and purchases of shares under the program are subject to market conditions and other factors, which are likely to change from time to time. Other risks and uncertainties regarding Darling Ingredients Inc., its business and the industries in which it operates are referenced from time to time in the Company’s filings with the Securities and Exchange Commission. Darling Ingredients Inc. is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

Consolidated Earnings

3

US$ (millions) except per share price	Q2 2018	Q3 2018	Q4 2018	Total 2018	Q1 2019	Q2 2019
Revenue	$ 846.6	$812.6	$853.1	$3,387.7	$ 835.1	**$ 827.3**
Gross Margin	194.4	164.7	185.4	741.3	184.1	**182.6**
Gross Margin %	23.0%	20.3%	21.7%	21.9%	22.0%	**22.1%**
Loss (gain) on sale of assets	0.7	0.2	0.2	0.7	(4.3)	**(13.9)**
SG&A	78.6	67.4	76.4	309.3	85.0	**81.0**
SG&A Margin %	9.3%	8.3%	9.0%	9.1%	10.2%	**9.8%**
Restructuring and impairment charges	(15.0)	0.0	0.0	(15.0)	0.0	**0.0**
Operating Income	21.7	18.2	23.5	95.2	24.3	**36.0**
Adj. EBITDA (1)	115.1	97.0	108.9	431.4	103.4	**115.5**
Adj. EBITDA Margin %	13.6%	11.9%	12.8%	12.7%	12.4%	**14.0%**
Interest Expense	(23.0)	(20.1)	(20.2)	(86.4)	(19.9)	**(20.8)**
Debt Extinguishment costs	(23.5)	0.0	0.0	(23.5)	0.0	**(12.1)**
Foreign Currency (loss)/gain	(3.5)	(2.1)	0.7	(6.4)	(0.7)	**(0.4)**
Gain/(Loss) on Disposal of Subsidiaries	(15.5)	3.0	0.0	(12.5)	0.0	**0.0**
Other Expense (2)	1.2	(2.7)	(3.6)	(7.7)	(2.6)	**(2.0)**
Equity in net income/(loss) of unconsolidated subsidiaries	15.2	(2.8)	49.6	159.2	23.8	**38.2**
Income Tax (Expense)/Benefit	(1.7)	1.4	(8.0)	(12.0)	(5.3)	**(7.8)**
Net income attributable to noncontrolling interests	(1.3)	(0.9)	(1.4)	(4.4)	(1.6)	**(4.8)**
Net income/(loss) attributable to Darling	$ (30.4)	$ (6.0)	$ 40.6	$ 101.5	$ 18.0	**$ 26.3**
Earnings per share (fully diluted)	$ (0.18)	$ (0.04)	$ 0.24	$ 0.60	$ 0.11	**$ 0.16**

(1) Does not include Unconsolidated Subsidiaries EBITDA
(2) Rounding captured in Other Expense

Q2 2019 Overview

- Combined proforma adjusted **EBITDA** of **$159.4** million
  - includes $115.5 million core Darling
  - includes $ 43.9 million Diamond Green Diesel (DGD) (Darling's share)
- Global **volumes** up 2.2% year over year
- Lower global protein pricing impacting results. ASF in China and continued trade/tariff disruptions affecting animal production industry.
- **Debt paydown** of $18 million during the quarter
- **Refinanced US Bond** in quarter lowering borrowing costs by 12.5 bps and extending maturity. Debt extinguishment costs recognized in quarter.
- Received **partner dividends** from DGD
  - **$17.7** million in April 2019
  - **$37.8** million in July 2019
- Vacant China land assets sold resulting in a $13.2 million gain in Food Segment with partner dividend paid out.

Second Quarter 2019 Financial Summary 4 $ in millions Gross Profit and Margin % Q2 2019 Overview • Net sales - $827.3 million • Net income - $26.3 million • EPS at $0.16 per diluted share • Combined Proforma Adjusted EBITDA - $159.4 million (includes Darling’s share DGD JV) • Adjusted EBITDA - $115.5 million • Diamond Green Diesel JV EBITDA - $87.8 million (Entity without BTC) $43.9 million (Darling’s share) $ in millions $ in millions Strong Free Cash Flow Generation Quarterly Combined Proforma Adjusted EBITDA 180 $140 $ 133.3 $ 97.5 $ 164.2 $ 133.2 $ 159.4 160 $1.25 / gal. $40 $120 $25 $17.7 140 43.9 $100 18.2 55.3 120 29.8 $80 100 0.5 $108.2 $115.5 $108.9 $115.1 $60 $49.6 80 $103.4 $40.7 $97.0 $83.6 $84.3 60 $40 $82.5 $74.6 $19.1 $22.4 $57.6 115.5 115.5 40 115.1 108.9 108.9 97.0 97.0 $20 103.4 $0 20 2Q 2018 3Q 2018 4Q 2018 1Q 2019 2Q 2019 0 2Q18 3Q18 4Q18 1Q19 2Q19 Adjusted EBITDA Capex Free Cash Flow (Adjusted EBITDA plus DGD cash dividend after Capex) Adjusted EBITDA is a Non-U.S. GAAP Measure (See slide 17) Diamond Green Diesel EBITDA at $1.25 per gallon average DGD cash dividend Darling’s share of Diamond Green Diesel’s EBITDA excluding any BTC assumptions

5

Feed Segment





US$ and metric tons (millions)	Q2 2018	Q3 2018	Q4 2018	Total 2018	Q1 2019	Q2 2019
Revenue	$498.8	$482.7	$485.3	$1,952.6	$495.8	**$487.4**
Gross Margin	128.8	99.0	110.4	453.1	109.0	**110.5**
Gross Margin %	25.8%	20.5%	22.7%	23.2%	22.0%	**22.7%**
Loss/(gain) on sale of assets	0.8	0.1	0.2	0.7	(4.4)	**(0.5)**
SG&A	43.9	39.7	44.8	176.7	48.8	**46.5**
SG&A Margin %	8.8%	8.2%	9.2%	9.0%	9.8%	**9.5%**
Operating Income	37.3	11.9	11.9	82.8	15.2	**15.8**
Adj. EBITDA (1)	$84.1	$59.2	$65.3	$277.1	$64.5	**$64.5**
Raw Material Processed (million metric tons)	2.13	2.17	2.18	8.60	2.18	**2.16**

(1) Does not include Unconsolidated Subsidiaries EBITDA

Key Drivers:

- **Global rendering raw material volumes** up approximately 1.6% over Q2 2018.
- **Fat pricing** improved late in June following higher corn pricing in the U.S. and increased energy market demand worldwide.
- **Protein pricing** continued to decline globally due to affects from African Swine Fever (AFS), high slaughter volumes in N. America and trade disruptions in China.
- North American **Raw Material** pricing adjustments lagging throughout quarter.


Adj. EBITDA Bridge Q2-2018 to Q2-2019
(millions)
100
80
60
40
20
0
$84.1
($18.5)
$14.9
($12.8)
$1.3
($3.2)
$65.8
($1.3)
$64.5
EBITDA Q2 18
Price / Yield
Volumes
Cost of Sales
Sale of Asset
SG&A
Adjusted EBITDA
FX Impact
EBITDA Q2 19

Note: Cost of Sales includes raw material costs, collection costs and factory costs.


Non-GAAP Adj. EBITDA Margin
Feed
25%
20%
15%
10%
5%
0%
16.9%
12.3%
13.5%
13.0%
13.2%
Q2 2018
Q3 2018
Q4 2018
Q1 2019
Q2 2019

6

Food Segment







US$ and metric tons (millions)	Q2 2018	Q3 2018	Q4 2018	Total 2018	Q1 2019	Q2 2019
Revenue	$276.7	$265.2	$291.7	$1,139.1	$279.2	**$274.8**
Gross Margin	51.8	54.5	58.6	221.0	65.1	**60.4**
Gross Margin %	18.7%	20.6%	20.1%	19.4%	23.3%	**22.0%**
Loss/(gain) on sale of assets	(0.1)	0.0	0.0	(0.3)	0.1	**(13.4)**
SG&A	22.2	21.8	23.6	91.5	21.9	**23.4**
SG&A Margin %	8.0%	8.2%	8.1%	8.0%	7.8%	**8.5%**
Operating Income	9.3 (1)	13.0	14.6	48.7 (1)	23.6	**30.5**
Adj. EBITDA	$29.7 (1)	$32.7	$34.9	$129.7 (1)	$43.2	**$50.3**
Raw Material Processed (million metric tons)	0.28	0.29	0.26	1.11	0.28	**0.27**

(1) Adjusted for restructuring charges of $15.0 million for closure of Argentina collagen plant


Adj. EBITDA Bridge Q2-2018 to Q2-2019
(millions)
60
50
40
30
20
10
0
$29.7
$29.9
($12.6)
($4.5)
$14.2
($2.9)
$53.8
($3.5)
$50.3
EBITDA Q2 18
Price / Yield
Volumes
Cost of Sales
Sale of Asset
SG&A
Adjusted EBITDA
FX Impact
EBITDA Q2 19
Note: Cost of Sales includes raw material costs, collection costs and factory costs.

Key Drivers:

- Global **collagen business** continued to deliver improved earnings over Q2 2018 with higher margins and volume growth in new product mix changes.
- New Peptan facilities due on line first half 2020.
- China, North America and South America collagen operations delivered a solid quarter while European operations adjusting to higher raw material costs and availability.
- Non collagen food segment businesses experiencing declining volumes as raw materials diverted to China food markets.


Non-GAAP Adj. EBITDA Margin
Food
30%
25%
20%
15%
10%
5%
0%
10.7%
12.3%
12.0%
15.5%
18.3%
Q2 2018
Q3 2018
Q4 2018
Q1 2019
Q2 2019

7

Fuel Segment (Does not include Diamond Green Diesel JV)





US$ and metric tons (millions)	Q2 2018	Q3 2018	Q4 2018	Total 2018	Q1 2019	Q2 2019
Revenue	$71.1	$64.6	$76.2	$296.0	$60.1	**$65.0**
Gross Margin	13.7	11.2	16.6	65.8	10.0	**11.7**
Gross Margin %	19.3%	17.3%	21.8%	22.2%	16.7%	**18.0%**
Loss/(gain) on sale of assets	0.0	0.1	0.1	0.3	0.0	**0.0**
SG&A	0.2	(2.8)	(0.8)	(4.8)	(0.8)	**0.4**
SG&A Margin %	0.2%	-4.3%	-1.0%	-1.6%	-1.3%	**0.6%**
Operating Income	5.0	4.5	8.6	35.3	3.0	**3.0**
Adj. EBITDA (1)	$13.6	$13.9	$17.2	$57.7 (2)	$10.8	**$11.3**
Raw Material Processed * (million metric tons)	0.27	0.29	0.32	1.18	0.31	**0.31**

(1) Does not include Diamond Green Diesel EBITDA
(2) Reflects move of $12.6 million 2017 retrospective blenders tax credit from Q1 2018 approved in February 2018 to total 2017 EBITDA
* Excludes raw material processed at the DGD joint venture.



Adj. EBITDA Bridge Q2-2018 to Q2-2019
(millions)
15
10
5
0
$13.6
($12.3)
$10.4
$0.7
($0.3)
$12.1
($0.8)
$11.3
EBITDA Q2 18
Price / Yield
Volumes
Cost of Sales
SG&A
Adjusted EBITDA
FX Impact
EBITDA Q2 19

Note: Cost of Sales includes raw material costs, collection costs and factory costs.

Key Drivers:

- **Rendac**, European disposal rendering business, reports sequentially consistent earnings with year over year earnings slightly lower due to recategorization of raw materials.
- **Ecoson**, European bioenergy business, delivered a steady performance.
- **N. American biodiesel** reports steady earnings to Q2 2018 without the BTC. Potential additional estimated $9.4 million to EBITDA if BTC is made retroactive for second quarters of 2018 and 2019 total.



Non-GAAP Adj. EBITDA Margin Fuel
25%
20%
15%
10%
5%
0%
19.1%
21.5%
22.6%
18.0%
17.4%
Q2 2018
Q3 2018
Q4 2018
Q1 2019
Q2 2019

8

Diamond Green Diesel (DGD) – 50/50 JV with Valero

DGD – ENTITY LEVEL

- **Q2 2019 Entity EBITDA** of $87.8 million or **$1.25** per gallon on 70.0 million gallons of sales
- DGD has delivered $1.25 per gallon average EBITDA over the last 3 quarters in operation at the 275 million gallon annual run rate
- Full year outlook is for 275 million gallons at $1.25 per gallon before BTC
- Potential for additional $157.4 million entity EBITDA if **BTC** made retroactive for 2018 and another $141.1 million for first half 2019 (assuming BTC at $1.00/gallon of renewable diesel sold)
- **$17.7 million** dividend received in Q2 2019 (Darling's partner dividend)
- **$37.8 million** dividend received in July 2019 (Darling's partner dividend)
- **Construction underway for Super Diamond** expansion for parallel 400 million gallon plant increasing our annual capacity to 675 million gallons of renewable diesel plus additional 50–60 million gallons of renewable naphtha gallons for the green gasoline markets
- **Super Diamond** estimated expansion costs of $1.1 billion


Start up late 2021
Existing 275 mln gal facility

DIAMOND GREEN DIESEL

Diamond Green Diesel (50% Joint Venture)

US$ (millions)	2014	2015	2016	2017	2018	Q1 2019	Q2 2019
EBITDA (Entity)	$163.3	$177.0	$174.4	* $246.8	$187.6	$59.7	**$87.8**
EBITDA (Darling's share)	81.6	88.5	87.2	* 123.4	93.8	29.8	**43.9**
Gallons Produced	127.3	158.8	158.1	161.3	160.3	67.6	**73.2**
Gallons Sold	126.2	156.6	161.0	160.4	157.4	71.1	**70.0**

*Includes 2017 retroactive blenders tax credit of $160.4 million that was approved in February 2018 and recorded in Q1 2018

Source: Company Financials

Balance Sheet Highlights and Debt Summary 9 Reaffirmed (US$,Balance in thousands) Sheet HighlightsJune 30, 2018 Debt Summary S&P Ratings 3/27/2019 Cash (includes restricted cash of $142) (US$, in thousands) June 29, 2019 (US$, in thousands) June 29, 2019 Term Loan B - BBB- $104,262 Corporate Family - BB+ Cash (includes restricted cash of $103) $ 87,114 Amended Credit Agreement Accounts receivable 371,291 Revolver & Term Loan A - BBB- Accounts receivable 357,671 Total Inventories 370,555 Revolving Credit Facility $ 38,000 U.S. Bonds - BB+ Total Inventories 348,309 Net working capital 338,672 Term Loan A 53,702 Euro Bonds - BB+ Net working capital 249,595 Term Loan B 486,604 Net property, plant and equipment Moody's Ratings Reaffirmed Net property, plant and equipment 1,722,296 3/27/2019 1,624,354 5.25% Senior Notes due 2027 493,151 Term Loan B - Ba1 Total assets 5,036,596 3.625% Senior Notes due 2026 578,021 Total assets 4,856,916 Corporate Family - Ba2 Total debt Total debt 1,695,289 1,675,933 Other Notes and Obligations 26,455 Revolver & Term Loan A - Ba1 Shareholders' equity $ 2,406,635 Total Debt: $ 1,675,933 U.S. Bonds - Ba3 Shareholders' equity $2,238,031 Euro Bonds - Ba3 Historical Leverage Ratios 2014 – Q2 2019 Leverage Ratio June 29, 2019 Actual Credit Agreement Total Debt to EBITDA: 3.39 5.50x Note: Leverage ratio calculated per bank covenant

10 Appendix – Additional Information

11 California LCFS Carbon Credit Values (USDA/ton) History of the Biodiesel Tax Credit Year Credit In place Passed 2004 10/22/2004 2005 all year 08/08/2005 2006 all year 2007 all year 2008 all year 10/03/2008 2009 all year 2010 Retroactive 12/17/2010 2011 all year 2012 Retroactive 01/02/2013 2013 all year 2014 Retroactive 12/19/2014 2015 Retroactive 12/18/2015 2016 all year 2/9/2018 2017 Retroactive ??? 2018/2019 Lapsed ?????

12 US$ and metric tons Q1 Q2 Q3 Q4 Total Q1 Q2 Q3 Q4 Total Q1 Q2 (millions) 2017 2017 2017 2017 2017 2018 2018 2018 2018 2018 2019 2019 Revenue $552.6 $549.1 $575.5 $562.3 $2,239.5 $485.8 (1) $498.8 (1) $482.7 (1) $485.3 (1) $1,952.6 $495.8 $487.4 Gross Margin 119.8 126.7 125.9 122.1 494.5 116.3 128.8 99.0 110.4 453.1 109.0 110.5 Gross Margin % 21.7% 23.1% 21.9% 21.7% 22.1% 23.9% 25.8% 20.5% 22.7% 23.2% 22.0% 22.7% Loss/(gain) on sale of assets (0.2) (0.2) (0.1) 0.1 (0.4) (0.4) 0.8 0.1 0.2 0.7 (4.4) (0.5) SG&A 44.8 42.9 44.8 45.8 178.3 48.3 43.9 39.7 44.8 176.7 48.8 46.5 SG&A Margin % 8.1% 7.8% 7.8% 8.1% 8.0% 9.9% 8.8% 8.2% 9.2% 9.0% 9.8% 9.5% Operating Income 31.5 39.7 34.2 26.9 132.3 21.7 37.3 11.9 11.9 82.8 15.2 15.8 Adj. EBITDA (2) $75.2 $84.0 $81.1 $76.1 $316.5 $68.5 $84.1 $59.2 $65.3 $277.1 $64.5 $64.5 Adj. EBITDA Margin % 13.6% 15.3% 14.1% 13.5% 14.1% 14.1% 16.9% 12.3% 13.5% 14.2% 13.0% 13.2% Raw Material Processed 2.05 2.02 2.04 2.13 8.24 2.12 2.13 2.17 2.18 8.60 2.18 2.16 (millions of metric tons) (1) Reflects freight revenue reclass and deconsolidation of BestHides (2) Does not include Unconsolidated Subsidiaries EBITDA

13

Feed Ingredients Segment – Net Sales

Change in Net Sales – Year over Year Three Months Ended June 30, 2018 over June 29, 2019

Change in Net Sales - 2Q18 to 2Q19 Three Months Ended	Rendering Sales: Fats	Rendering Sales: Proteins	Rendering Sales: Other (1)	Rendering Sales: Total Rendering	Used Cooking Oil	Bakery	Other (2)	Total
Net Sales Three Months Ended June 30, 2018	$ 137.1	$ 221.5	$ 29.0	$ 387.6	$ 48.0	$ 44.5	$ 18.7	$ 498.8
Changes:								
Increase/(Decrease) in sales volumes	6.7	12.5	-	19.2	0.3	0.1	-	19.6
Increase/(Decrease) in finished product prices	1.5	(28.7)	-	(27.2)	(3.0)	(0.1)	-	(30.3)
Increase/(Decrease) due to currency exchange rates	(1.8)	(4.9)	(0.2)	(6.9)	-	(0.1)	-	(7.0)
Other change	-	-	12.1	12.1	-	-	(5.8)	6.3
Total Change:	6.4	(21.1)	11.9	(2.8)	(2.7)	(0.1)	5.8	(11.4)
Net Sales Three Months Ended June 29, 2019	$ 143.5	$ 200.4	$ 40.9	$ 384.8	$ 45.3	$ 44.4	$ 12.9	$ 487.4

Change in Net Sales – Year over Year Six Months Ended June 30, 2018 over June 29, 2019

Change in Net Sales - 2Q18 to 2Q19 Six Months Ended	Rendering Sales: Fats	Rendering Sales: Proteins	Rendering Sales: Other (1)	Rendering Sales: Total Rendering	Used Cooking Oil	Bakery	Other (2)	Total
Net Sales Six Months Ended June 30, 2018	$ 280.7	$ 424.9	$ 60.3	$ 765.9	$ 84.7	$ 91.2	$ 42.8	$ 984.6
Changes:								
Increase/(Decrease) in sales volumes	12.0	28.6	-	40.6	8.8	(2.0)	-	47.4
Increase/(Decrease) in finished product prices	(0.2)	(35.7)	-	(35.9)	(2.7)	0.9	-	(37.7)
Increase/(Decrease) due to currency exchange rates	(4.1)	(11.6)	(0.4)	(16.1)	(0.1)	-	-	(16.2)
Other change	-	-	22.3	22.3	-	-	(17.1)	5.2
Total Change:	7.7	(18.7)	21.9	10.9	6.0	(1.1)	(17.1)	(1.3)
Net Sales Six Months Ended June 29, 2019	$ 288.4	$ 406.2	$ 82.2	$ 776.8	$ 90.7	$ 90.1	$ 25.7	$ 983.3

(1) **Rendering Net Sales- Other** category includes hides, pet food, and service charges
(2) **Other Net Sales** category includes trap services and industrial residual services through May 21, 2018 (Sale of TRS)

14

Jacobsen, Wall Street Journal and Thomson Reuters Historical Pricing

2019 Average Jacobsen Prices (USD)

2019 Finished Product Pricing Feed Segment Ingredients	January	February	March	Q1 Avg.	April	May	June	Q2 Avg.	July
Bleachable Fancy Tallow - Chicago Renderer / cwt	$27.00	$27.00	$27.00	$27.00	$28.55	$29.00	$30.00	$29.20	$30.99
Yellow Grease - Illinois / cwt	$20.89	$20.84	$20.48	$20.72	$21.22	$22.42	$23.51	$22.40	$24.86
Meat and Bone Meal - Ruminant - Illinois / ton	$250.00	$250.00	$250.00	$250.00	$249.52	$226.82	$205.00	$227.10	$206.36
Poultry By-Product Meal - Feed Grade - Mid South/ton	$267.86	$270.00	$270.00	$269.26	$245.95	$235.00	$235.00	$238.16	$235.00
Poultry By-Product Meal - Pet Food - Mid South/ton	$657.14	$712.24	$686.79	$684.51	$637.50	$585.80	$532.50	$584.53	$456.25
Feathermeal - Mid South / ton	$457.02	$458.29	$429.17	$447.83	$364.17	$335.80	$344.50	$346.41	$339.55

2019 Average Wall Street Journal Prices (USD)

2019 Cash Corn Pricing Competing Ingredient for Bakery Feeds and Fats	January	February	March	Q1 Avg.	April	May	June	Q2 Avg.	July
Corn - Track Central IL #2 Yellow / bushel	$3.54	$3.51	$3.41	$3.49	$3.37	$3.53	$4.18	$3.69	$4.36

2019 Average Thomson Reuters Prices (USD)

2019 European Benchmark Pricing Palm Oil - Competing ingredient for edible fats in Food Segment Soy meal - Competing ingredient for protein meals in Feed Segment	January	February	March	Q1 Avg.	April	May	June	Q2 Avg.	July
Palm oil - CIF Rotterdam / metric ton	$555	$562	$532	$550	$535	$507	$503	$515	$497
Soy meal - CIF Rotterdam / metric ton	$361	$353	$345	$353	$341	$337	$363	$347	$348

Comparison	*QTR. Over QTR.* Q1-2019 Avg.	Q2-2019 Avg.	% Change	*Year Over Year* Q2-2018 Avg.	Q2-2019 Avg.	% Change
Average Jacobsen Prices (USD)						
Bleachable Fancy Tallow - Chicago Renderer / cwt	$27.00	$29.20	8.1%	$25.72	$29.20	13.5%
Yellow Grease - Illinois / cwt	$20.72	$22.40	8.1%	$20.69	$22.40	8.3%
Meat and Bone Meal - Ruminant - Illinois / ton	$250.00	$227.10	-9.2%	$301.43	$227.10	-24.7%
Poultry By-Product Meal - Feed Grade - Mid South / ton	$269.26	$238.16	-11.6%	$285.56	$238.16	-16.6%
Poultry By-Product Meal - Pet Food - Mid South / ton	$684.51	$584.53	-14.6%	$734.53	$584.53	-20.4%
Feathermeal - Mid South / ton	$447.83	$346.41	-22.6%	$540.50	$346.41	-35.9%
Average Wall Street Journal Prices (USD)						
Corn - Track Central IL #2 Yellow / bushel	$3.49	$3.69	5.7%	$3.56	$3.69	3.7%
Average Thomson Reuters Prices (USD)						
Palm oil - CIF Rotterdam / metric ton	$550	$515	-6.4%	$651	$515	-20.9%
Soy meal - CIF Rotterdam / metric ton	$353	$347	-1.5%	$448	$347	-22.5%

2018 Average Jacobsen Prices (USD)

2018 Finished Product Pricing Feed Segment Ingredients	January	February	March	Q1 Avg.	April	May	June	Q2 Avg.	July	August	Sept.	Q3 Avg.	Oct.	Nov.	Dec.	Q4 Avg.	Year Avg.
Bleachable Fancy Tallow - Chicago Renderer / cwt	$26.60	$25.57	$26.20	$26.14	$25.31	$24.80	$27.11	$25.72	$28.64	$28.39	$25.82	$27.70	$24.33	$26.29	$27.00	$25.80	$26.34
Yellow Grease - Illinois / cwt	$20.25	$19.58	$19.00	$19.61	$19.00	$20.94	$22.05	$20.69	$22.38	$22.52	$21.53	$22.19	$19.52	$19.78	$20.43	$19.91	$20.60
Meat and Bone Meal - Ruminant - Illinois / ton	$222.50	$235.26	$292.62	$250.61	$312.02	$297.16	$291.67	$301.43	$280.00	$263.26	$250.00	$264.77	$250.00	$250.00	$250.00	$250.18	$266.75
Poultry By-Product Meal - Feed Grade - Mid South/ton	$235.00	$240.92	$273.69	$250.16	$295.00	$286.02	$273.10	$285.56	$262.86	$271.74	$269.61	$268.13	$267.61	$270.00	$263.68	$267.19	$267.76
Poultry By-Product Meal - Pet Food - Mid South/ton	$700.24	$793.42	$851.31	$781.27	$860.95	$747.73	$597.62	$734.53	$557.14	$557.61	$557.89	$556.48	$504.89	$519.38	$551.32	$540.68	$649.17
Feathermeal - Mid South / ton	$362.86	$389.87	$473.21	$409.26	$536.19	$542.95	$532.86	$540.50	$520.00	$453.59	$380.53	$453.58	$384.67	$409.00	$426.71	$405.90	$452.31

2018 Average Wall Street Journal Prices (USD)

2018 Cash Corn Pricing Competing Ingredient for Bakery Feeds and Fats	January	February	March	Q1 Avg.	April	May	June	Q2 Avg.	July	August	Sept.	Q3 Avg.	Oct.	Nov.	Dec.	Q4 Avg.	Year Avg.
Corn - Track Central IL #2 Yellow / bushel	$3.28	$3.42	$3.53	$3.41	$3.54	$3.74	$3.39	$3.56	$3.23	$3.25	$3.11	$3.20	$3.28	$3.34	$3.48	$3.37	$3.39

2018 Average Thomson Reuters Prices (USD)

2018 European Benchmark Pricing Palm Oil - Competing ingredient for edible fats in Food Segment Soy meal - Competing ingredient for protein meals in Feed Segment	January	February	March	Q1 Avg.	April	May	June	Q2 Avg.	July	August	Sept.	Q3 Avg.	Oct.	Nov.	Dec.	Q4 Avg.	Year Avg.
Palm oil - CIF Rotterdam / metric ton	$676	$668	$681	$675	$664	$656	$632	$651	$589	$560	$549	$566	$530	$475	$487	$497	$597.00
Soy meal - CIF Rotterdam / metric ton	$375	$417	$445	$412	$460	$461	$423	$448	$407	$390	$377	$391	$379	$367	$359	$368	$405.00

Food Segment - Historical 15 US$ and metric tons Q1 Q2 Q3 Q4 Total Q1 Q2 Q3 Q4 Total Q1 Q2 (millions) 2017 2017 2017 2017 2017 2018 2018 2018 2018 2018 2019 2019 Revenue (1) $266.2 $278.4 $298.9 $313.5 $1,157.0 $305.5 (2) $276.7 (2) $265.2 (2) $291.7 (2) $1,139.1 $279.2 (2) $274.8 (2) Gross Margin 56.8 56.0 60.3 63.7 236.8 56.1 51.8 54.5 58.6 221.0 65.1 60.4 Gross Margin % 21.3% 20.1% 20.2% 20.3% 20.5% 18.4% 18.7% 20.6% 20.1% 19.4% 23.3% 22.0% Loss/(gain) on sale of assets 0.0 0.0 0.1 0.1 0.2 (0.2) (0.1) 0.0 0.0 (0.3) 0.1 (13.4) SG&A 25.0 26.7 25.5 27.4 104.6 23.9 22.2 21.8 23.6 91.5 21.9 23.4 SG&A Margin % 9.4% 9.6% 8.5% 8.7% 9.0% 7.8% 8.0% 8.2% 8.1% 8.0% 7.8% 8.5% Operating Income 14.3 11.1 15.1 16.4 56.9 11.8 9.3 (3) 13.0 (3) 14.6 (3) 48.7 23.6 30.5 Adj. EBITDA $31.9 $29.3 $34.6 $36.1 $131.9 $32.4 $29.7 (3) $32.7 (3) $34.9 (3) $129.7 $43.2 $50.3 Adj. EBITDA Margin % 12.0% 10.5% 11.6% 11.5% 11.4% 10.6% 10.7% 12.3% 12.0% 11.4% 15.5% 18.3% Raw Material Processed 0.27 0.28 0.29 0.28 1.12 0.28 0.28 0.29 0.26 1.11 0.28 0.27 (millions of metric tons) (1) Revenue adjusted for Brazil VAT reclass 2017 (2) Reflects freight revenue reclass in 2018 and 2019 (3) Adjusted for restructuring and impairment charges of $15.0 million for closure of Argentina collagen plant

Fuel Segment - Historical

16

US$ and metric tons (millions)	Q1 2017	Q2 2017	Q3 2017	Q4 2017	Total 2017	Q1 2018	Q2 2018	Q3 2018	Q4 2018	Total 2018	Q1 2019	Q2 2019
Revenue	$59.7	$67.4	$61.9	$76.8	$265.8	$84.1	$71.1	$64.6	$76.2	$296.0	$60.1	**$65.0**
Gross Margin	13.7	12.7	7.4	21.5	55.3	24.3	13.7	11.2	16.6	65.8	10.0	**11.7**
Gross Margin %	22.9%	18.8%	12.0%	28.0%	20.8%	28.9%	19.3%	17.3%	21.8%	22.2%	16.7%	**18.0%**
Loss/(gain) on sale of assets	0.0	0.0	(0.2)	0.1	(0.1)	0.1	0.0	0.1	0.1	0.3	0.0	**0.0**
SG&A	3.3	2.9	(0.5)	4.7	10.4	(1.4)	0.2	(2.8)	(0.8)	-4.8	(0.8)	**0.4**
SG&A Margin %	5.5%	4.3%	-0.8%	6.1%	3.9%	-1.7%	0.2%	-4.3%	-1.7%	-1.6%	-1.3%	**0.6%**
Operating Income	3.6	2.1	0.2	8.1	14.0	17.2	5.0	4.5	8.6	35.3	3.0	**3.0**
Adj. EBITDA	$10.4	$9.9	$8.1	$16.6	$45.0	$25.6	$13.6	$13.9	$17.2	$70.3	$10.8	**$11.3**
Adj. EBITDA Margin %	17.4%	14.7%	13.1%	21.6%	16.9%	30.4%	19.1%	21.5%	22.6%	23.8%	18.0%	**17.4%**
Pro forma Adjusted EBITDA (2)	$13.2	$13.1	$11.2	$20.1	$57.6	$14.9	$16.2	$16.2	$19.1	$66.4	$12.1	**$13.4**
Raw Material Processed * (millions of metric tons)	0.30	0.29	0.28	0.32	1.19	0.30	0.27	0.29	0.32	1.18	0.31	**0.31**

***Excludes raw material processed at the DGD joint venture.**

Diamond Green Diesel (50% Joint Venture)

US$ and gallons (millions)	Q1 2017	Q2 2017	Q3 2017	Q4 2017	Total 2017	Q1 2018	Q2 2018	Q3 2018	Q4 2018	Total 2018	Q1 2019	Q2 2019
EBITDA (Entity)	$10.0	$24.8	$21.2	$30.4	$86.4	$39.7	$36.3	$1.0	$110.6	$187.6	$59.7	**$87.8**
EBITDA (Darling's share)	5.0	12.4	10.6	15.2	43.2	100.1	18.2	0.5	55.2	174.0	29.8	**43.9**
Pro forma Adjusted EBITDA (2) (Darling's share)	21.4	32.7	32.1	37.3	123.5	36.6	35.6	12.0	88.3	172.5	63.7	**78.9**
Total Gallons Produced	32.6	43.7	41.7	43.3	161.3	37.1	33.2	17.2	72.8	160.3	67.6	**73.2**
Total Gallons Sold/Shipped	32.7	40.5	43.0	44.3	160.4	33.4	34.8	23.1	66.1	157.4	71.1	**70.0**

(1) Q1 2018 Adj. EBITDA contains $12.6 M retroactive 2017 blenders tax credit approved in February 2018

(2) Pro forma Adjusted EBITDA assumes blenders tax credit was received during quarters earned in 2017, 2018 and 2019

17 Adjusted EBITDA is not a recognized accounting measurement under GAAP; it should not be considered as an alternative to net income, as a measure of operating results, or as an alternative to cash flow as a measure of liquidity, and is not intended to be a presentation in accordance with GAAP. Adjusted EBITDA is presented here not as an alternative to net income, but rather as a measure of the Company’s operating performance. Since EBITDA (generally, net income plus interest expenses, taxes, depreciation and amortization) is not calculated identically by all companies, this presentation may not be comparable to EBITDA or Adjusted EBITDA presentations disclosed by other companies. Adjusted EBITDA is calculated in this presentation and represents, for any relevant period, net income/(loss) plus depreciation and amortization, goodwill and long-lived asset impairment, interest expense, (income)/loss from discontinued operations, net of tax, income tax provision, other income/(expense) and equity in net loss of unconsolidated subsidiary. Management believes that Adjusted EBITDA is useful in evaluating the Company’s operating performance compared to that of other companies in its industry because the calculation of Adjusted EBITDA generally eliminates the effects of financing, income taxes and certain non-cash and other items that may vary for different companies for reasons unrelated to overall operating performance. As a result, the Company’s management uses Adjusted EBITDA as a measure to evaluate performance and for other discretionary purposes. In addition to the foregoing, management also uses or will use Adjusted EBITDA to measure compliance with certain financial covenants under the Company’s Senior Secured Credit Facilities and 5.25% Notes and 3.625% Notes that were outstanding at June 29, 2019. However, the amounts shown in this presentation for Adjusted EBITDA differ from the amounts calculated under similarly titled definitions in the Company’s Senior Secured Credit Facilities and 5.25% Notes and 3.625% Notes, as those definitions permit further adjustments to reflect certain other non-recurring costs, non-cash charges and cash dividends from the DGD Joint Venture. Additionally, the Company evaluates the impact of foreign exchange impact on operating cash flow, which is defined as segment operating income (loss) plus depreciation and amortization.

Adjusted EBITDA

18

Adjusted EBITDA and Pro Forma Adjusted EBITDA *(US$ in thousands)*	**Three Months Ended - Year over Year** June 29, 2019	June 30, 2018	**Six Months Ended - Year over Year** June 29, 2019	June 30, 2018
Net income/(loss) attributable to Darling	$ 26,258	$ (30,420)	$ 44,270	$ 66,885
Depreciation and amortization	79,486	78,454	158,650	157,073
Interest expense	20,853	23,016	40,729	46,140
Income tax expense/(benefit)	7,776	1,683	13,050	5,395
Restructuring and impairment charges	-	14,965	-	14,965
Foreign currency loss	388	3,495	1,120	4,976
Other expense/(income), net	2,019	(1,199)	4,544	1,317
Debt extinguishment costs	12,126	23,509	12,126	23,509
Loss on disposal of subsidiaries	-	15,538	-	15,538
Equity in net income of unconsolidated subsidiaries	(38,175)	(15,236)	(61,948)	(112,390)
Net income attributable to noncontrolling interests	4,786	1,282	6,414	2,052
Adjusted EBITDA	$ 115,517	$ 115,087	$ 218,955	$ 225,460
Foreign currency exchange impact	5,605 (1)	-	11,661 (2)	-
Pro forma Adjusted EBITDA to Foreign Currency (Non-GAAP)	$ 121,122	$ 115,087	$ 230,616	$ 225,460
DGD Joint Venture Adjusted EBITDA (Darling's Share)	$ 43,894	$ 18,165	$ 73,721	$ 118,236

(1) The average rates assumption used in this calculation was the actual fiscal average rate for the three months ended June 29, *2019 of €1.00:USD$1.12 and CAD$1.00:USD$0.75 as compared to the average rate for the three months ended June 30, 2018 of €1.00:USD $1.20 and CAD$1.00:USD$0.77, respectively.*

(2) The average rates assumption used in this calculation was the actual fiscal average rate for the six months ended June 29, *20189of €1.00:USD$1.13 and CAD$1.00:USD$0.75 as compared to the average rate for the six months ended June 30, 2018 of €1.00:USD $1.22 and CAD$1.00:USD$0.78, respectively.*

Note: See slide 17 for information regarding Darling's use of Non-GAAP measures.

19 Heather Jones Research Conference August 15, 2019 Le Meridien – Philadelphia, PA ROTH Technology & Clean Tech Conference November 12-13, 2019 New York, NY Morgan Stanley Clean Tech Conference December 4, 2019 New York, NY